                                                                    EXHIBIT 3.17

                            ARTICLES OF ORGANIZATION                  [STAMP]

                                      OF

                       HEMO DIALYSIS OF AMARILLO, L.L.C.

     The undersigned, acting as the sole organizer of a limited liability company under the Texas Limited Liability Company Act (the "Act"), does hereby adopt the following Articles of Organization of HEMO DIALYSIS OF AMARILLO, L.L.C. (the "Company"):

                                  ARTICLE ONE

     The name of the Company is HEMO DIALYSIS OF AMARILLO, L.L.C.

                                  ARTICLE TWO

     The period of duration of the Company is until the close of Company business thirty years from the date of filing of these Articles of Organization with the Texas Secretary of State or until the earlier dissolution of the Company in accordance with the provisions of its regulations.

                                 ARTICLE THREE

     The Company is a limited liability company and is organized for the purposes the transaction of any and all lawful business for which limited liability companies may be organized and more specifically, the delivery and administration of HEMO DIALYSIS, the referral of patients to appropriate medical doctors.

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                                 ARTICLE FOUR

     The principal place of business of the Company in the State of Texas is 1900 S. Coulter, Suite E, Amarillo, Texas 79106.

                                 ARTICLE FIVE

     The name of the initial registered agent of the Company in the State of Texas is George Maliha, M. D., and the address of such initial registered agent is 1900 S. Coulter, Suite E, Amarillo, Texas 79106.

                                  ARTICLE SIX

     The name and address of each organizer is as follows:

          NAME                                  ADDRESS
          ----                                  -------

Georges M. Maliha, M.D            1900 S. Coulter, Suite E, Amarillo
                                  Texas 79106

                                 ARTICLE SEVEN

     The Company is to be managed by one or more managers. The number of initial managers, who shall serve as managers until the first annual meeting of members of the Company or until their successors are duly elected, shall be one. The names and addresses of such initial managers shall be as follows:

Georges M. Maliha, M. D., 1900 S. Coulter, Suite E, Amarillo, Texas 79106.

                                 ARTICLE EIGHT

Any action required by the Act or the Texas Business Corporation Act to be taken at any annual or special meeting of members, or any action which may be taken at any annual or special meeting of members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interests having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all membership interests entitled to vote on the action were present and voted. Prompt notice of the taking of any action by the members without a meeting be less than unanimous written consent shall be given to those members who did not consent in writing to the action.

                                 ARTICLE NINE

     No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold or offered for sale by the Company.

                                  ARTICLE TEN

     The right of members to cumulative voting in the election of managers is expressly prohibited.

                                ARTICLE ELEVEN

     A manager of the Company shall not be liable to the Company or its members for monetary damages for an act or omission in the manager's capacity as a manager, except that this Article Nine does not eliminate or limit the liability of a manager to the extent the manager is found liable for (i) a breach of the manager's duty of loyalty to the Company or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of the manager to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office; or (iv) an act or omission for which the liability of a manager is expressly provided by an applicable statute. Any repeal or amendment of this Article Ten by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a manager of the Company existing at the time of such repeal or amendment. In addition to the circumstances in which the manager of the Company is not liable as set forth in the preceding sentences, the manager shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a manager or of a director of a corporation.

     IN WITNESS WHEREOF, these Articles of Organization have been executed on 26th October, 1994 by the undersigned.

                                             SOLE ORGANIZER

                                             /s/  Georges Maliha, M.D.
                                             -----------------------------
                                             GEORGES M. MALIHA, M.D.


     SUSCRIBED AND ACKNOWLEDGED BEFORE ME on 26th day of October 1994, by the said GEORGES M. MALIHA, M.D.

[STAMP OF NOTARY PUBLIC APPEARS HERE]        /s/ Cindy Hudspeth
                                             --------------------------------
                                             Notary Public; State of Texas

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[SEAL]                     ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is Hemo Dialysis of Amarillo, L.L.C.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is Dialysis Specialists of Amarillo.

3. The state, country, or other jurisdiction under laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office is that jurisdiction is 1900 S. Coulter, Suite
     E. Amarillo, Texas 79106.

4. The period, not to exceed 10 years, during which the assumed name will be used is 10 years.

5. The entity is a (circle one): business corporation, non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify) Limited Liability Company.

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 1900 S. Coulter, Suite E, Amarillo, Texas 79106 and the name of its registered agent at such address if George Maliha, M.D. The address of the principal office (if not the same as the registered office) is 1900 S. Coulter, Suite E, Amarillo, Texas 79106.

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is N/A and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is N/A and the office address elsewhere is ________________________________________________________________________

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"):

          All

    (Certificate must be executed and notarized on the back of this form.)

                                        /s/ Martin Fox
                                        ---------------------------------------
                                        Signature of officer, general partner,
                                        manager, representative or attorney-in-
                                        fact of the entity

Before me on this 23rd day of May, 1995, personally appeared Martin Fox and acknowledged to me that ____ he executed the foregoing certificate for the purposes therein expressed.

(Notary Seal)                           /s/ Sharon L. Soucy
                                        ---------------------------------------
                                                  Notary Public, State of Texas

               INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1. A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles or organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 36.11 of the Texas Business and Commerce Code.

2. The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3. A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4. For purposes of filing with the secretary of state, the assumed name registrant should submit in originally executed assumed name certificate accompanied by the filing fee of $25 to the Secretary of State, Statutory Filings Division, Corporations Section, P.O. Box 13697, Austin, Texas 78711-3697. The phone number is (512) 463-5582, TDD: (800) 735-2989, FAX:
     (512) 463-5709.

5. All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6. Whenever an event occurs that cause the information in the assumed name certificate to become materially misleading (eg. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7. A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code, (S) 36.14. Forms for this purpose are available from this office.

[SEAL]
                           ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is Hemo Dialysis of Amarillo, L.L.C.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is Dialysis Specialists of Childress.

3. The state, country, or other jurisdiction under laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office is that jurisdiction is 7025 1-40 West, Amarillo 79106.

4. The period, not to exceed 10 years, during which the assumed name will be used is 10 years.

5. The entity is a (circle one): business corporation, non-profit corporation, professional corporation, professional association, limited liability
                                                         -----------------
     company, limited partnership, registered limited liability partnership or
     -------
     some other type of incorporated business, professional or other associated (specify) Limited Liability Company.

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 1900 S. Coulter, Suite E, Amarillo, Texas 79106 and the name of its registered agent at such address if George Maliha, M.D. The address of the principal office (if not the same as the registered office) is ____________________________________________________.

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is N/A and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is N/A and the office address elsewhere is ________________________________________________________________________

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT"):

          All

    (Certificate must be executed and notarized on the back of this form.)

                                        /s/ Martin Fox
                                        ---------------------------------------
                                        Signature of officer, general partner,
                                        manager, representative or attorney-in-
                                        fact of the entity

Before me on this 11th day of June, 1996, personally appeared Martin Fox and acknowledged to me that ____ he executed the foregoing certificate for the purposes therein expressed.

(Notary Seal)                           /s/ Deborah C. Chantler
                                        ---------------------------------------
                                               Notary Public, State of Illinois

               INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1. A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles or organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 36.11 of the Texas Business and Commerce Code.

2. The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3. A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4. For purposes of filing with the secretary of state, the assumed name registrant should submit in originally executed assumed name certificate accompanied by the filing fee of $25 to the Secretary of State, Statutory Filings Division, Corporations Section, P.O. Box 13697, Austin, Texas 78711-3697. The phone number is (512) 463-5582, TDD: (800) 735-2989, FAX:
     (512) 463-5709.

5. All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6. Whenever an event occurs that cause the information in the assumed name certificate to become materially misleading (eg. change of registered agent office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7. A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code, (S) 36.14. Forms for this purpose are available from this office.

                             [STAMP APPEARS HERE]
OFFICE OF THE                                           CORPORATIONS SECTION
SECRETARY OF STATE                                            P.O. Box 13697
                                                    Austin, Texas 78711-3697

                 STATEMENT OF CHANGE OF REGISTERED OFFICE OR
                   REGISTERED AGENT OR BOTH BY A CORPORATION
               LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP


1.   The name of the entity is Hemo Dialysis of Amarillo L.L.C.
     The entity's charter/certificate of authority/file number is 7009101-22

2. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is: 1900 S. Coulter, Suite E, Amarillo, TX 79106.

3.   A. X   The address of the NEW registered office is: (Please provide street
       ---
            address, city, state and zip code. The address must be in Texas.)

     c/o C T CORPORATION SYSTEM 350 N. St. Paul St. Dallas TX 75201.

OR   B.___  The registered office address will not change.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is George Maliha, M.D.

5.   A. X   The name of the NEW registered agent is C T CORPORATION SYSTEM.
       ---

OR   B.___  The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.   The changes shown above were authorized by:
     Business Corporations may select A or B      Limited Liability Companies
                                                  may select D or E
     Non-Profit Corporations may select A, B,     Limited Partnerships select F
     or C

     A.___  The board of directors; OR
     B.___  An officer of the corporation so authorized by the board of directors; OR
     C.___  The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit
            Corporation Act.
     D. X   Its members
       ---
     E.___  Its managers
     F.___  The limited partnership

                                          /s/ John B. Bourke
                                          --------------------------------------
                                            (Authorized Officer of Corporation)
                                          (Authorized Member or Manager of LLC)
                                          (General Partner of Limited
                                           Partnership)